Exhibit 99.3

FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Office	Senior Vice President
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

TOWER FINANCIAL CORPORATION REPORTS FOURTH QUARTER EARNINGS
 UP 46.3% FROM THIRD QUARTER

FORT WAYNE, INDIANA – JANUARY 22, 2009 – Tower Financial Corporation (NASDAQ: TOFC) reported fourth quarter 2008 earnings of $483,000, or $0.12 per diluted share, compared with a net loss of $784,000, or $0.19 per share, reported for the fourth quarter 2007. For the year ended December 31, 2008 Tower reported net income of $1.9 million, or $0.46 per diluted share, compared to a net loss of $2.6 million, or $0.64 per share for the year ended December 31, 2007, an improvement of $4.5 million.

Fourth quarter highlights include:

•	Loans grew by $6.3 million to $561.0 million, a 4.5 percent annualized increase.

•	Trust and Brokerage assets under management were $635.3 million at December 31, 2008, an increase of $25.9 million, or 4.3 percent, this in spite of a significant downturn in the financial market.

•	The Company’s regulatory capital ratios continue to remain firmly above the “well-capitalized” levels.

•
Asset quality continues to improve as nonperforming loans plus delinquencies were $19.6 million, or 2.81 percent of total assets as of December 31, 2008, a decrease of $1.2 million from September 30, 2008.

•	Operating expenses decreased $197,000 from the third quarter 2008 and $479,000 from the fourth quarter 2007, 3.9 percent and 9.0 percent respectively.

Asset Quality
Nonperforming assets plus delinquencies decreased $1.2 million from September 30, 2008.  This was the net result of several settlements on nonperforming loans. Nonperforming assets plus delinquencies at period end were $19.6 million, or 2.81 percent of total assets. This compares with $20.8 million, or 2.99 percent of assets at September 30, 2008 and $20.0 million, or 2.84 percent of assets on December 31, 2007.   Net recoveries were $10,000 for the quarter compared with net charge-offs of $1.8 million in the fourth quarter of 2007. Year to date net charge-offs were $1.9 million compared with $9.7 million in the 2007.

Tower's allowance for loan losses was 1.90 percent of total loans at December 31, 2008, an increase from 1.67 percent and 1.43 percent at September 30, 2008 and December 31, 2007, respectively.  The year to date increase was the net result of a reduction on loan outstandings of $14.7 million, net charge-offs of $2.0 million, and loan loss provision of $4.4 million.  The increase from the third quarter 2008 was the net result of loan growth of $6.3 million, net recoveries of $28,000, and loan loss provision of $1.3 million.

Operating Statement
Total revenue, consisting of net interest income and noninterest income, was $6.6 million for the fourth quarter 2008, a decrease of $146,000 from the fourth quarter 2007 and a decrease of $684,000 from the third quarter 2008.  Fourth quarter 2008 net interest income was $5.2 million a decrease of $253,000, or 4.7 percent from the third quarter 2008 and a slight decrease of $50,000, or 0.97 percent compared to the fourth quarter 2007. The decrease in net interest income was the combination of a decrease in Earning Assets of $4.1 million and a 17 basis point decrease in our net interest margin.  Net interest margin for the fourth quarter 2008 was 3.26%, compared to 3.42% for the third quarter 2008 and 3.19% in the fourth quarter 2007.  The decrease in net interest margin was primarily due to the 1.75 percent reduction in interest rates during the quarter.  Overall, rates dropped 4.0 percent from December 31, 2007.

Noninterest income accounted for approximately 21 percent of total revenue. For the fourth quarter, noninterest income was $1.4 million, down 6.5 percent from the $1.5 million reported in the fourth quarter of 2007. Trust and brokerage fees of $750,000 accounted for 54 percent of fourth quarter noninterest income; they decreased 20.1 percent compared to the fourth quarter 2007.  Currently, Tower Private Advisors manages $635.3 million in combined trust and brokerage assets, an increase of 4.3 percent above the $609.4 million of combined assets reported for December 31, 2007. Service charges for the Bank were $280,000, a 9.2 percent increase from the fourth quarter 2007.  Loan broker fees were $66,000, a 41.7 percent decrease from the fourth quarter 2007.  Other fee income increased by $155,000, or 119.5 percent, primarily as the result of an increase in processing revenue for debit/ATM card transaction, lock box fees, and BOLI (Bank-owned life insurance).

Fourth quarter noninterest expense decreased $479,000, or 9.0 percent from the fourth quarter 2007.  The decrease was primarily associated to a decrease of $705,000 in salaries and benefits, which is primarily related to the workforce reduction that took place in April 2008.  Other expense is down from the fourth quarter 2007, primarily due to a $120,000 gain on sale of an OREO property during the fourth quarter 2008.  Data processing increased significantly from the fourth quarter 2007 mostly due to the cost associated with our on-line banking conversion and upgrade.  Legal and professional expenses also increased due to the outsourcing of our internal audit and loan review functions, along with increased costs associated with the workout of non-performing assets.

Balance Sheet
Company assets were $696.5 million at December 31, 2008, a decrease of $10.0 million, or 1.42 percent from December 31, 2007.  The decrease in assets during 2008 was primarily attributable to a decrease in loans of $14.7 million, a decrease in cash and cash equivalents of $2.2 million, and a decrease of $1.5 million in fixed assets; offset by an increase in securities available for sale of $12.4 million.  The decrease in loans came primarily from the commercial real estate category due to scheduled paydowns, reduced market activity, and a planned exit strategy for certain non-performing loans.  The increase in securities available for sale was part of managements plan to improve liquidity during this current period of volatility.

Core deposit growth during 2008 was led by $18.5 million in growth in interest-bearing checking, along with growth in savings and non-interest bearing checking of $3.3 million and $10.4 million, respectively. Growth in interest-bearing checking was led by our Health Savings Accounts (HSA), which grew by $12.9 million, or 111.7 percent.  Additionally, HSA balances continue to grow into the new year, as we’ve experienced an increase of $10.9 million through mid-January 2009.  As of December 31, 2008, checking and savings balances made up 53.4 percent of total deposits compared with 45.9 percent at December 31, 2007. Total deposits were $586.2 million at December 31, 2008, a decrease of $14.4 million, or 2.5 percent from December 31, 2007.  The decrease in 2008 was the net result of a substantial increase in core deposits of $36.5 million, a planned increase of $9.4 million in brokered CD’s offset by a decrease of $60.3 million in CD’s greater than $100,000.  The majority of the reduction in Jumbo CD’s was in our variable rate product due mostly to the reduction in interest rates during 2008.

Shareholders' equity was $49.5 million at December 31, 2008, an increase of 2.7 percent from the $48.2 million reported at December 31, 2007.  Affecting the increase in stockholders’ equity during 2008 was $1.9 million in net income and $221,000 of additional paid in capital from the exercise of stock options.  These increases were offset by $529,000 in unrealized losses, net of tax, on available for sale securities, the first quarter dividend payment of $179,000, or $0.044 per share and stock repurchases totaling $126,000.  Period-end common shares outstanding were 4,084,432.

Capital
The Company’s regulatory capital ratios continue to remain above the “well-capitalized” levels of 6 percent for tier 1 capital and 10 percent for risked-based capital.  Tier 1 capital at December 31, 2008 was 11.7 percent, compared to 11.7 percent at September 30, 2008 and 10.9 percent at December 31, 2007.  Total risked-based capital at December 31, 2008 was 13.0 percent, compared to 13.0 percent and 12.1 percent at September 30, 2008 and December 31, 2007, respectively.

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with two subsidiaries: Tower Bank & Trust Company, a community bank headquartered in Fort Wayne; and Tower Trust Company, a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in local real estate values; changes in the national and local economy; and other factors, including various risk factors identified and described in the Corporation’s Annual Report on Form 10-K, quarterly reports of Form 10-Q and in other periodic reports we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net.
# # # #

Tower Financial Corporation
Consolidated Balance Sheets
At December 31, 2008 and 2007

	(unaudited)
	December 31	December 31
	2008	2007
ASSETS
Cash and due from banks	$19,418,905	$25,913,449
Short-term investments and interest-earning deposits	9,525,414	1,781,161
Federal funds sold	2,632,054	6,135,779
Total cash and cash equivalents	31,576,373	33,830,389

Securities available for sale, at fair value	77,649,366	65,227,694
FHLBI and FRB stock	4,032,446	3,589,700
Loans Held for Sale	151,614	3,189,545

Loans	561,011,675	575,744,207
Allowance for loan losses	(10,654,879)	(8,208,162)
Net loans	550,356,796	567,536,045

Premises and equipment, net	8,010,596	9,549,233
Accrued interest receivable	2,615,260	3,246,455
Bank Owned Life Insurance	12,589,699	11,258,517
Other assets	9,507,666	9,065,564

Total assets	$696,489,816	$706,493,142

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$82,107,483	$71,705,395
Interest-bearing	504,129,631	528,984,076
Total deposits	586,237,114	600,689,471

Federal Home Loan Bank advances	39,200,000	35,100,000
Junior subordinated debt	17,527,000	17,527,000
Accrued interest payable	608,231	1,721,972
Other liabilities	3,393,638	3,247,145
Total liabilities	646,965,983	658,285,588

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; 4,149,432 issued and 4,084,432 outstanding shares at December 31, 2008 and 4,062,769 shares at December 31, 2007	39,766,742	39,482,669
Treasury stock, at cost, 65,000 shares at December 31, 2008 and 53,036 shares at December 31, 2007	(884,376)	(758,827)
Retained earnings	10,895,724	9,208,719
Accumulated other comprehensive income (loss), net of tax of ($130,982) at December 31, 2008 and $141,663 at December 31, 2007	(254,257)	274,993
Total stockholders' equity	49,523,833	48,207,554

Total liabilities and stockholders' equity	$696,489,816	$706,493,142

Tower Financial Corporation
Consolidated Statements of Operations
For the three months and twelve months ended December 31, 2008 and 2007
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007
Interest income:
Loans, including fees	$7,888,824	$10,513,949	$33,808,068	$43,006,181
Securities - taxable	731,590	649,929	2,728,862	2,641,155
Securities - tax exempt	225,584	193,433	883,645	791,584
Other interest income	5,904	94,546	337,828	463,231
Total interest income	8,851,902	11,451,857	37,758,403	46,902,151
Interest expense:
Deposits	3,091,860	5,541,768	14,489,483	22,793,951
Fed Funds Purchased	1,432	141	4,208	672
FHLB advances	304,143	409,463	1,161,902	1,434,885
Trust preferred securities	281,649	277,073	1,129,440	1,126,326
Total interest expense	3,679,084	6,228,445	16,785,033	25,355,834

Net interest income	5,172,818	5,223,412	20,973,370	21,546,317
Provision for loan losses	1,225,000	2,825,000	4,399,000	10,996,000

Net interest income after provision for loan losses	3,947,818	2,398,412	16,574,370	10,550,317

Noninterest income:
Trust and brokerage fees	749,710	938,010	3,519,425	3,292,502
Service charges	280,479	256,817	1,204,019	977,300
Loan broker fees	65,989	113,129	258,934	257,727
Gain/(Loss) on sale of securities	-	39,352	65,841	(3,213)
Other fees	285,203	129,951	1,254,626	1,280,428
Total noninterest income	1,381,381	1,477,259	6,302,845	5,804,744

Noninterest expense:
Salaries and benefits	2,509,009	3,213,978	11,460,652	11,814,263
Occupancy and equipment	765,296	707,893	2,974,697	2,732,859
Marketing	146,060	125,640	651,423	442,563
Data processing	303,147	98,137	1,050,275	786,821
Loan and professional costs	356,300	250,682	1,312,956	1,243,203
Office supplies and postage	114,054	109,945	402,485	446,832
Courier service	67,713	94,834	297,106	387,809
Business Development	170,558	199,483	639,707	715,736
Communication Expense	108,558	79,795	351,137	267,661
FDIC Insurance Premiums	149,272	133,376	697,063	484,815
Other expense	156,125	311,296	1,150,599	1,408,211
Total noninterest expense	4,846,092	5,325,059	20,988,100	20,730,773

Income/(loss) before income taxes/(benefit)	483,107	(1,449,388)	1,889,115	(4,375,712)
Income taxes expense/(benefit)	476	(665,828)	23,004	(1,777,628)

Net income/(loss)	$482,631	$(783,560)	$1,866,111	$(2,598,084)

Basic earnings/(loss) per common share	$0.12	$(0.19)	$0.46	$(0.64)
Diluted earnings/(loss) per common share	$0.12	$(0.19)	$0.46	$(0.64)
Average common shares outstanding	4,084,432	4,069,543	4,075,696	4,068,699
Average common shares and dilutive
potential common shares outstanding	4,084,441	4,069,543	4,079,438	4,068,699

Dividends declared per common share	$-	$0.044	$-	$0.176

Tower Financial Corporation
Consolidated Financial Highlights
Fourth Quarter 2008
(unaudited)

	Quarterly								Year-To-Date
($ in thousands except for share data)	4th Qtr 2008	3rd Qtr 2008	2nd Qtr 2008	1st Qtr 2008	4th Qtr 2007	3rd Qtr 2007	2nd Qtr 2007	1st Qtr 2007	2008	2007

EARNINGS
Net interest income	$5,173	5,426	5,295	5,080	5,223	5,488	5,583	5,251	20,974	21,545
Provision for loan loss	$1,225	1,999	875	300	2,825	5,246	1,500	1,425	4,399	10,996
NonInterest income	$1,381	1,812	1,469	1,641	1,477	1,409	1,430	1,489	6,303	5,805
NonInterest expense	$4,846	5,043	5,620	5,479	5,325	4,941	5,303	5,162	20,988	20,731
Net income/(loss)	$483	330	342	711	(784)	(2,208)	217	177	1,866	(2,598)
Basic earnings per share	$0.12	0.08	0.08	0.18	(0.19)	(0.54)	0.05	0.04	0.46	(0.64)
Diluted earnings per share	$0.12	0.08	0.08	0.17	(0.19)	(0.54)	0.05	0.04	0.46	(0.64)
Average shares outstanding	4,084,432	4,084,432	4,078,934	4,062,145	4,070,766	4,063,750	4,073,678	4,065,657	4,075,696	4,068,699
Average diluted shares outstanding	4,084,441	4,086,757	4,081,245	4,088,684	4,070,766	4,063,750	4,146,386	4,163,169	4,079,438	4,068,699

PERFORMANCE RATIOS
Return on average assets *	0.28%	0.19%	0.20%	0.41%	-0.45%	-1.25%	0.12%	0.11%	0.27%	-0.38%
Return on average common equity *	3.96%	2.69%	2.79%	5.91%	-6.32%	-17.52%	1.69%	1.41%	3.84%	-5.16%
Net interest margin (fully-tax equivalent) *	3.26%	3.43%	3.36%	3.15%	3.19%	3.31%	3.44%	3.43%	3.30%	3.34%
Efficiency ratio	73.94%	69.67%	83.09%	81.52%	79.48%	71.64%	75.62%	76.59%	76.94%	75.80%
Full-time equivalent employees	173.75	176.50	181.25	184.25	190.00	193.00	192.75	191.75	173.75	190.00

CAPITAL
Equity to assets	7.11%	6.96%	7.01%	7.15%	6.82%	6.91%	7.20%	7.52%	7.11%	6.82%
Regulatory leverage ratio	9.69%	9.62%	9.52%	9.33%	9.19%	9.34%	9.91%	10.28%	9.69%	9.19%
Tier 1 capital ratio	11.66%	11.69%	11.55%	11.35%	10.92%	11.03%	11.37%	11.81%	11.66%	10.92%
Total risk-based capital ratio	12.99%	13.04%	12.92%	12.51%	12.08%	12.15%	12.47%	12.97%	12.99%	12.08%
Book value per share	$12.13	11.86	11.92	12.18	11.87	12.01	12.44	12.62	12.13	11.87
Cash dividend per share	$0.00	0.00	0.00	0.044	0.044	0.044	0.044	0.044	0.044	0.176

ASSET QUALITY
Net charge-offs	$(27)	1,570	936	(527)	1,797	5,241	1,987	633	1,952	9,658
Net charge-offs to average loans *	-0.02%	1.13%	0.67%	-0.37%	1.24%	3.54%	1.36%	0.47%	0.35%	1.68%
Allowance for loan losses	$10,655	9,278	8,974	9,035	8,208	7,180	7,176	7,663	10,655	8,208
Allowance for loan losses to total loans	1.90%	1.67%	1.62%	1.61%	1.43%	1.24%	1.23%	1.35%	1.90%	1.43%
Nonperforming loans	$16,003	17,432	19,958	20,419	18,594	7,116	4,845	5,239	16,003	18,594
Other real estate owned (OREO)	$2,660	2,432	2,500	1,527	1,452	645	744	744	2,660	1,452
Nonperforming assets (NPA)	$18,663	19,864	22,458	21,946	20,046	7,761	5,589	5,983	18,663	20,046
90+ Day delinquencies	$941	982	1,919	486	0	14	81	564	941	0
NPAs plus 90 Days delinquent	$19,604	20,846	24,377	22,432	20,046	7,775	5,670	6,547	19,604	20,046
NPAs to Total assets	2.68%	2.85%	3.23%	3.18%	2.84%	1.10%	0.80%	0.88%	2.68%	2.84%
NPAs+90 to Total assets	2.81%	2.99%	3.51%	3.25%	2.84%	1.10%	0.81%	0.96%	2.81%	2.84%
NPAs to Loans + OREO	3.31%	3.57%	4.04%	3.89%	3.47%	1.34%	0.96%	1.05%	3.31%	3.47%

END OF PERIOD BALANCES
Total assets	$696,490	696,061	695,427	691,208	706,493	706,914	701,641	683,032	696,490	706,493
Total earning assets	$654,851	658,963	648,345	653,906	655,668	669,988	673,032	651,077	654,851	655,668
Total loans	$561,163	554,760	553,843	562,235	575,744	579,902	581,783	568,481	561,163	575,744
Total deposits	$586,237	573,221	600,118	587,735	600,689	592,854	595,558	589,802	586,237	600,689
Stockholders' equity	$49,524	48,449	48,753	49,405	48,208	48,830	50,536	51,386	49,524	48,208

AVERAGE BALANCES
Total assets	$696,490	682,958	685,547	701,423	698,452	702,538	697,117	664,026	684,664	690,552
Total earning assets	$645,307	642,852	646,745	663,522	660,812	669,524	663,411	633,569	649,772	656,865
Total loans	$555,558	551,407	562,165	570,010	574,266	587,531	585,480	551,000	560,260	576,417
Total deposits	$566,253	580,589	580,563	607,402	595,913	596,140	597,806	575,389	583,442	591,338
Stockholders' equity	$48,530	48,875	49,252	48,427	49,199	50,014	51,579	50,779	48,784	50,385

* annualized for quarterly data